Exhibit 1.2

MELLON FUNDING CORPORATION

MELLON FINANCIAL CORPORATION

UNDERWRITING AGREEMENT

May 10, 2007

Bear, Stearns & Co. Inc.

UBS Securities LLC

Banc of America Securities LLC

Lehman Brothers Inc.

BNY Capital Markets, Inc.

Ladies and Gentlemen:

Mellon Funding Corporation, a Pennsylvania corporation (the “Company”), and Mellon Financial Corporation, a Pennsylvania corporation registered as a financial holding company and a bank holding company under the Bank Holding Company Act of 1956, as amended (the “Guarantor”), confirm their agreement with the several Underwriters listed in Schedule A hereto (“Underwriters”) as follows:

Description of Securities. The Company proposes to issue and sell $250,000,000 aggregate principal amount of 5.20% Senior Notes due 2014 (the “Fixed Rate Notes”) and $250,000,000 aggregate principal amount of Floating Rate Senior Notes due 2014 (the “Floating Rate Notes”) on such particular terms set forth or referred to in Schedule B hereto (together, the “Securities”), which are to be unconditionally guaranteed, as described in the Prospectus Supplement and Prospectus referred to below, as to payments of principal, premium, if any, and interest, by the Guarantor (the “Guarantees”), pursuant to the provisions of the Indenture, dated as of May 2, 1988, as supplemented by the First Supplemental Indenture, dated as of November 29, 1990, and the Second Supplemental Indenture, dated as of June 2, 2000, among the Company, the Guarantor and The Bank of New York, as successor to JPMorgan Chase Bank, N.A., as successor to The Chase Manhattan Bank, National Association, as trustee (the applicable indenture being referred to herein as the “Indenture” and the trustee hereunder being referred to herein as the “Trustee”).

Representations and Warranties of the Company and the Guarantor. Each of the Company and the Guarantor represents and warrants to, and agrees with, each Underwriter that:

An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Act”), on Form S-3 (File Nos. 333-135919, 333-135919-01, 333-135919-02, 333-135919-03 and 333-135919-04) in respect of the Securities and related Guarantees has been filed with the

Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; such registration statement and any post-effective amendment thereto became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or, to each of the Company’s and the Guarantor’s knowledge, threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company or the Guarantor (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter referred to as the “Base Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto but excluding any Form T-1 and including any prospectus supplement relating to the Securities that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Base Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 2(c) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 4(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Base Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such prospectus; any reference to any amendment or supplement to the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein (such incorporated documents, other than reports filed by The Bank of New York Company, Inc. with the Commission under the Exchange Act, the “Mellon Incorporated Documents”), in each case after the date of the Base Prospectus, such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company and the Guarantor filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Securities is hereinafter called an “Issuer Free Writing Prospectus”).

No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus or the Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the Trust Indenture Act of 1939 (the “Trust Indenture Act”) and the rules and regulations thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company or the Guarantor by an Underwriter through Bear, Stearns & Co. Inc. or UBS Securities LLC, as representatives of the Underwriters (each a “Representative” and together the “Representatives”) expressly for use therein.

For the purposes of this Agreement, the “Applicable Time” is 2:45 P.M. (New York City time) on the date of this Agreement; the Pricing Prospectus as supplemented by the final term sheet prepared and filed pursuant to Section 4(a) hereof, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule C hereto (if any) does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company or the Guarantor by an Underwriter through a Representative expressly for use therein.

The Mellon Incorporated Documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein not misleading; any further Mellon Incorporated Documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company or the Guarantor by an Underwriter through a Representative expressly for use therein; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule C hereto.

The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the Trust Indenture Act and the rules and regulations thereunder, and each of the Registration Statement and the Prospectus and any amendment or supplement thereto does not and will not, in the case of the Registration Statement, as of the applicable effective date as to each part of the Registration Statement, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and in the case of the Prospectus, as of the applicable filing date and as of the Closing Date (as defined in Section 3 hereof), contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company or the Guarantor by an Underwriter through a Representative expressly for use therein.

Each of the Guarantor and the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Pennsylvania, and has the corporate power and authority to own its properties and conduct its business as described in each of the Pricing Prospectus and the Prospectus; each of the Guarantor’s wholly owned banking subsidiaries, as described in each of the Pricing Prospectus and the Prospectus, has been duly established and is validly existing as a national banking association or a state bank, as the case may be, under the laws of the jurisdiction of its formation; and each other wholly owned subsidiary of the Guarantor has been duly incorporated (or formed) and is validly existing as a corporation (or applicable entity) in good standing under the laws of its jurisdiction of incorporation (or formation).

The Guarantor has an authorized equity capitalization as set forth in each of the Pricing Prospectus and the Prospectus and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned by the Guarantor, free and clear of all liens, encumbrances, equities or claims.

The Guarantor has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, or is subject to no material liability or disability by reason of failure to be so qualified in any such jurisdiction.

All of the issued and outstanding capital stock of each subsidiary of the Guarantor has been duly authorized and validly issued, is fully paid and non-assessable (except, in the case of each of its national bank subsidiaries, as provided in 12 U.S.C. Section 55, as amended), and, except for directors’ qualifying shares, all issued and outstanding capital stock of each such subsidiary owned by the Guarantor is owned by the Guarantor, free and clear of any mortgage, pledge, lien, encumbrance, claim or equity.

There are no legal or governmental proceedings pending to which the Company, the Guarantor or any of its subsidiaries is a party or of which any property of the Company, the Guarantor or any of its subsidiaries is the subject, other than as set forth in each of the Pricing Prospectus and the Prospectus, which, taking into account the likelihood of the outcome, the damages or other relief sought and other relevant factors, would individually or in the aggregate have a material adverse effect on the financial position, shareholders’ equity or results of operation of the Company or the Guarantor and its subsidiaries on a consolidated basis; and to the best of each of the Company’s and the Guarantor’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

This Agreement has been duly authorized, executed and delivered by the Company and by the Guarantor.

The Securities have been duly authorized, and, when issued and delivered pursuant to this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture; and the Securities, the Guarantees, and the Indenture will conform to the descriptions thereof contained in the Prospectus.

The Guarantees have been duly authorized, and when delivered pursuant to this Agreement, will have been duly endorsed on the Securities and executed, and, upon due execution, authentication and delivery of the Securities pursuant to this Agreement, the Guarantees will have been duly delivered and will constitute valid and legally binding obligations of the Guarantor entitled to the benefits provided by the Indenture.

The Indenture has been duly authorized, executed and delivered by the Guarantor and the Company and constitutes a valid and legally binding instrument, enforceable against the Company and the Guarantor in accordance with its terms, subject, as to enforcement, to bankruptcy, moratorium, insolvency, fraudulent transfer, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Indenture has been duly qualified under the Trust Indenture Act.

Except as contemplated in the Pricing Prospectus and the Prospectus, subsequent to the respective dates as of which information is given in each of the Pricing Prospectus and the Prospectus, neither the Guarantor nor any of its subsidiaries has incurred any liabilities or obligations, direct or contingent, or entered into any transactions, not in the ordinary course of business, that are material to the Guarantor and its subsidiaries, and there has not been any material change, on a consolidated basis, in the capital stock or long-term debt of the Guarantor and its subsidiaries, or any material adverse change, or any development involving a prospective material adverse change, in the condition (financial or other), business, prospects, net worth or results of operations of the Guarantor and its subsidiaries.

The issue and sale of the Securities and the compliance by the Company and the Guarantor with all of the provisions of the Securities, the Guarantees, the Indenture and this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company, the Guarantor or any of its subsidiaries pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, the Guarantor or any of its subsidiaries is a party or by which the Company, the Guarantor or any of its subsidiaries is bound or to which any of the property or assets of the Company, the Guarantor or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Articles of Incorporation or the By-Laws of the Company or of the Guarantor, or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, the Guarantor or any of its subsidiaries or any of their properties.

No consent, approval, authorization, order, registration or qualification of or with any court or any regulatory authority or other governmental body is required for the issue and sale of the Securities, the execution and delivery of the Guarantees or the consummation of the other transactions contemplated by this Agreement, the Guarantees or the Indenture, except such as have been obtained under the Act and the Trust Indenture Act and the exemption of the Company from the provisions of the Investment Company Act of 1940, as amended (the “1940 Act”), and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities and the Guarantees by the Underwriters.

Neither the Company, the Guarantor nor any of its subsidiaries is in violation of its Articles of Incorporation or By-Laws or in default in the performance or observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or any other agreement or instrument to which it is a party or by which it or any of its properties may be bound.

The Company is not and, after giving effect to the offering and sale of the Securities, will not be an “investment company”, as such term is defined in the 1940 Act.

Neither the Company, the Guarantor nor any of its subsidiaries has sustained since the date of the latest audited financial statements of the Guarantor included or incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus; and since the respective dates as of which information is given in the Pricing Prospectus, there has not been any change in the capital stock or long-term debt of the Company, the Guarantor or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company or the Guarantor and its subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus.

The Guarantor maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Guarantor’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Guarantor’s internal control over financial reporting is effective and the Guarantor is not aware of any material weaknesses in its internal control over financial reporting.

Since the date of the latest audited financial statements of the Guarantor included or incorporated by reference in the Pricing Prospectus, there has been no change in the Guarantor’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Guarantor’s internal control over financial reporting.

The Guarantor maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Guarantor and its subsidiaries is made known to the Guarantor’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

Purchase, Sale and Delivery of Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell, the Guarantor agrees to guarantee, and each Underwriter agrees to purchase, severally and not jointly, the principal amounts of such Securities set forth opposite their names on Schedule A hereto at, in the case of the Fixed Rate Notes, 99.518% of their principal amount, yielding total proceeds at closing of $248,795,000 and, in the case of the Floating Rate Notes, 99.750% of their principal amount, yielding total proceeds at closing of $249,375,000.

The Underwriters will pay for such Securities in immediately available funds upon delivery thereof at the offices of Sullivan & Cromwell LLP, 125 Broad Street, New York, New York 10004, at 10:00 A.M. (local time) on May 15, 2007, or at such other time, not later than May 15, 2007, as will be designated by the Underwriters (such date and time of delivery of and payment for the Securities being herein called the “Closing Date”). The Securities will be represented by one or more global Securities which will be deposited by or on behalf of the Company with The Depository Trust Company (“DTC”) or its designated custodian. Delivery of the Securities shall be made by causing DTC to credit the Securities to the account of UBS Securities LLC at DTC, for the respective accounts of the several Underwriters at DTC, against payment by the several Underwriters through UBS Securities LLC of the purchase price thereof to or upon the order of the Company in the manner and type of funds specified herein. The Securities will be made available for checking at the closing location specified herein at least twenty-four hours prior to the time for delivery.

It is understood that each Underwriter, acting individually and not in a representative capacity, may (but shall not be obligated to) make payment to the Company on behalf of any other Underwriter for Securities to be purchased by such Underwriter. Any such payment by such Underwriter shall be in accordance with the provisions of this Section 3 and shall not relieve any such Underwriter of any of its obligations hereunder.

Covenants. In further consideration of the agreements of the Underwriters contained in this Agreement, the Company and the Guarantor hereby covenant:

to prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the date of this Agreement; to make no further amendment or any supplement to the Registration Statement, the Base Prospectus or the Prospectus prior to the Closing Date that shall be disapproved by the Representatives promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to prepare a final term sheet, containing solely a description of the Securities, in the form set forth in Schedule B hereto and to file such term sheet pursuant to Rule 433(d) under the Act within the time required by such Rule; to file promptly all other material required to be filed by the Company or the Guarantor with the Commission pursuant to Rule 433(d) under the Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company or the Guarantor with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Securities; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed with the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Securities, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of the Securities or the Guarantees for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Securities or suspending any such qualification, to promptly use its reasonable best efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Securities by the Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement);

to furnish the Representatives without charge a signed copy of the Registration Statement, including exhibits and materials, if any, incorporated by reference therein, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in paragraph (c) below, as many copies of the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as the Representatives may reasonably request;

if, during such period after the date of the first public offering of the Securities and the Guarantees as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare and furnish at its own expense to the Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the Company or the Guarantor) to which the Securities and the Guarantees may have been sold by the Representatives on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law;

to endeavor to qualify the Securities and the Guarantees for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request, provided that, in connection therewith, neither the Company nor the Guarantor shall be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction, and to pay all expenses (including fees and disbursements of counsel) in connection with the determination of the eligibility of the Securities and the Guarantees for investment under the laws of such jurisdictions as the Representatives may designate;

to make generally available to the Guarantor’s security holders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Guarantor and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Guarantor, Rule 158); and

during the period beginning on the date of this Agreement and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Guarantor that in the reasonable judgment of the Representatives are substantially similar to the Securities, without the prior written consent of the Representatives.

Additional Representations and Covenants of the Company, the Guarantor and the Underwriters.

Each of the Company and the Guarantor represents and agrees that, other than the final term sheet prepared and filed pursuant to Section 4(a) hereof,

without the prior consent of the Representatives, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act.

Each Underwriter represents and agrees that, without the prior consent of the Company, the Guarantor and the Representatives, other than one or more term sheets relating to the Securities containing customary information and conveyed to purchasers of Securities, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” required to be filed pursuant to Rule 433(d) under the Act.

Any such “free writing prospectus” the use of which has been consented to by the Company, the Guarantor and the Representatives (including the final term sheet prepared and filed pursuant to Section 4(a) hereof) is listed on Schedule C hereto.

Each of the Company and the Guarantor has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending.

Each of the Company and the Guarantor agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company or the Guarantor will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company or the Guarantor by an Underwriter through a Representative expressly for use therein.

Conditions of Underwriters’ Obligations. The obligations of the several Underwriters to purchase and pay for the Securities and the Guarantees as provided herein shall be subject to the accuracy, as of the Applicable Time and the Closing Date (as if made at the Closing Date), of the representations and warranties of the Company and the Guarantor herein, to the performance by the Company and the Guarantor of their obligations hereunder and to the following additional conditions:

The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 4(a) hereof; the final term sheet contemplated by Section 4(a) hereof, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction.

You shall have received the opinion of Carl Krasik, Esq., General Counsel of the Guarantor and counsel to the Company, dated the Closing Date, to the effect that:

Each of the Guarantor and the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Pennsylvania, and has the corporate power and authority to own its properties and conduct its business as described in the Prospectus; and each of the Guarantor’s wholly owned banking subsidiaries, as described in the Prospectus, has been duly established and is validly existing as a national banking association or a state bank, as the case may be, under the laws of the jurisdiction of its formation.

The Guarantor has an authorized equity capitalization as set forth in the Prospectus and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned by the Guarantor, free and clear of all liens, encumbrances, equities or claims.

The Guarantor has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, or is subject to no material liability or disability by reason of failure to be so qualified in any such jurisdiction.

All of the issued and outstanding capital stock of each subsidiary of the Guarantor has been duly authorized and validly issued, is fully paid and non-assessable (except, in the case of each of its national bank subsidiaries, as provided in 12 U.S.C. Section 55, as amended), and, except for directors’ qualifying shares, is owned by the Guarantor, free and clear of any mortgage, pledge, lien, encumbrance, claim or equity.

To the best of such counsel’s knowledge there are no legal or governmental proceedings pending to which the Company, the Guarantor or any of its subsidiaries is a party or of which any property of the Company, the Guarantor or any of its subsidiaries is the subject, other than as set forth in the Prospectus, which, taking into account the likelihood of the outcome, the damages or other relief sought and other relevant factors, would individually or in the aggregate have a material adverse effect on the financial position, shareholders’ equity or results of operation of the Company or the Guarantor and its subsidiaries on a consolidated basis; and to the best of such counsel’s knowledge no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

The Agreement has been duly authorized, executed and delivered by the Company and by the Guarantor.

The Securities have been duly authorized, executed, authenticated, issued and delivered and constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture; and the Securities, the Guarantees and the Indenture conform to the descriptions thereof in the Prospectus.

The Guarantees have been duly authorized, endorsed on the Securities and executed, and, upon due execution, authentication and delivery of the Securities pursuant to the Agreement, the Guarantees will have been duly delivered and will constitute valid and legally binding obligations of the Guarantor entitled to the benefits provided by the Indenture.

The Indenture has been duly authorized, executed and delivered by the Guarantor and the Company and constitutes a valid and legally binding instrument, enforceable against the Company and the Guarantor in accordance with its terms, subject, as to enforcement, to bankruptcy, moratorium, insolvency, fraudulent transfer, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; the Indenture has been duly qualified under the Trust Indenture Act, and all taxes and fees required to be paid with respect to the execution of the Indenture and the issuance of the Securities and the Guarantees have been paid.

The issue and sale of the Securities and the compliance by the Company and the Guarantor with all of the provisions of the Securities, the Guarantees, the Indenture and this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company, the Guarantor or any of its subsidiaries pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company, the Guarantor or any of its subsidiaries is a party or by which the Company, the Guarantor or any of its subsidiaries is bound or to which any of the property or assets of the Company, the Guarantor or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Articles of Incorporation or the By-Laws of the Company or of the Guarantor or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, the Guarantor or any of its subsidiaries or any of their properties.

No consent, approval, authorization, order, registration or qualification of or with any court or any such regulatory authority or other governmental body is required for the issue and sale of the Securities, the execution and delivery of the Guarantees or the consummation of the other transactions contemplated by the Agreement, the Guarantees or the Indenture, except such as have been obtained under the Act and the Trust Indenture Act and the exemption of the Company from the provisions of the 1940 Act, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities and the Guarantees by the Underwriters.

The Mellon Incorporated Documents incorporated by reference in the Prospectus or any further amendment or supplement made by the Company and the Guarantor prior to the Closing Date (other than the financial statements and related schedules and statistical information contained or required to be contained therein, as to which such counsel need express no opinion or belief), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; and such counsel has no reason to believe that any of such Mellon Incorporated Documents (other than the financial statements and related schedules and statistical information contained or required to be contained therein, as to which such counsel need express no opinion or belief), when they became effective or were so filed, as the case may be, contained, in the case of a registration statement which became effective under the Act, an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or, in the case of other Mellon Incorporated Documents which were filed under the Act or the Exchange Act with the Commission, an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading.

The Registration Statement and the Prospectus and any further amendments and supplements thereto made by the Company or the Guarantor prior to the Closing Date (other than the financial statements and related schedules and statistical information contained or required to be contained therein, as to which such counsel need express no opinion or belief) comply as to form in all material respects with the requirements of the Act and the Trust Indenture Act and the rules and regulations thereunder; such counsel has no reason to believe that, as of its effective date, the Registration Statement or any further amendment thereto made by the Company or the Guarantor prior to the Closing Date (other than the financial statements and related schedules and statistical information contained or required to be contained therein, as to which such counsel need express no opinion or belief) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of the Applicable Time, the Pricing Disclosure Package (other than the financial statements and related schedules and statistical information contained or required to be contained therein, as to which such counsel need express no opinion or belief) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that, as of its date, the Prospectus or any further amendment or supplement thereto made by the Company or the Guarantor prior to the Closing Date (other than the financial statements and related schedules and statistical information contained or required to be contained therein, as to which such counsel need express no opinion or belief) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and such counsel does not know of any amendment to the Registration Statement required to be filed or of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Prospectus or required to be described in the Registration Statement or the Prospectus which are not filed or incorporated by reference or described as required.

The Company is exempt from the registration and other provisions of the 1940 Act.

In rendering such opinion, such counsel may rely as to matters of fact upon certificates of officers of the Guarantor and its subsidiaries, provided that such counsel shall state that he believes he is justified in relying upon such certificates and may rely upon the opinion of Sullivan & Cromwell LLP referred to below as to all matters governed by New York law.

You shall have received from Sullivan & Cromwell LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the incorporation of the Company and the Guarantor, the validity of the Indenture, the Securities and the Guarantees, the Registration Statement, the Pricing Disclosure Package, the Prospectus and other related matters as you reasonably may request and such counsel shall have received such papers and information as they request to enable them to pass upon such matters.

You shall have received the opinion of Maria J. Petti, Senior Counsel of The Bank of New York Company, Inc., a New York corporation (“Bank of New York”), dated the Closing Date, to the effect that the documents of the Bank of New York incorporated by reference in the Prospectus or any further amendment or supplement made by the Bank of New York prior to the Closing Date (other than the financial statements and related schedules and statistical information contained or required to be contained therein, as to which such counsel need express no opinion or belief), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; and such counsel has no reason to believe that any of such documents (other than the financial statements and related schedules and statistical information contained or required to be contained therein, as to which such counsel need express no opinion or belief), when they were so filed, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading.

On each of the date of this Agreement and the Closing Date, the independent accountants of the Guarantor who have certified the financial statements of the Guarantor and its subsidiaries included or incorporated by reference in the Prospectus shall have furnished to you a letter dated the date of this Agreement or the Closing Date, as the case may be, in form and substance satisfactory to you, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date of this Agreement.

On each of the date of this Agreement and the Closing Date, the independent accountants of the Bank of New York who have certified the financial statements of the Bank of New York and its subsidiaries included or incorporated by reference in the Prospectus shall have furnished to you a letter dated the date of this Agreement or the Closing Date, as the case may be, in form and substance satisfactory to you, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date of this Agreement.

(i) Neither the Company, the Guarantor nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements of the Guarantor included or incorporated by reference in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and (ii) since the respective dates as of which information is given in the Prospectus, there shall not have been any change in the capital stock or long-term debt of the Company, the Guarantor or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company or the Guarantor and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your reasonable judgment so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus.

On or after the date of this Agreement (i) no downgrading shall have occurred in the rating accorded the debt securities of or guaranteed by the Guarantor or the preferred stock of the Guarantor by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any debt securities of or guaranteed by the Guarantor or preferred stock of the Guarantor.

On or after the date of this Agreement there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) trading of any securities of the Company or the Guarantor shall have been suspended on any exchange or in the over-the-counter market; (iii) a general moratorium on commercial banking activities in New York declared by either Federal or New York State authorities; (iv) any major disruption of settlements of securities or clearance services in the United States; or (v) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or any changes in financial markets or any calamity or crisis, if the effect of any such events specified in this clause (v) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering or the delivery of the Securities being delivered on the Closing Date on the terms and in the manner contemplated by the Prospectus.

You shall have received a certificate of the Bank of New York, dated the Closing Date, in substantially the form of Schedule D.

Each of the Company and the Guarantor shall have complied with the provisions of Section 4(b) hereof with respect to the furnishing of copies of the Prospectus.

You shall have received certificates of officers of each of the Company and the Guarantor, dated the Closing Date, as to the accuracy of the representations and warranties of each of the Company and the Guarantor herein as of the Closing Date, as to the performance by each of the Company and the Guarantor of all of its obligations hereunder to be performed as of or prior to the Closing Date and as to such other matters as you may reasonably request.

The Company and the Guarantor shall have furnished to you such further certificates and documents as you shall have reasonably requested.

All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to you in your reasonable judgment. The Company and the Guarantor will furnish you with such conformed copies of such opinions, certificates, letters and other documents as you shall reasonably request.

Indemnification and Contribution.

The Company and the Guarantor jointly and severally agree to indemnify and hold harmless each Underwriter, its directors and officers, and each person, if any, who controls such Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages or liabilities (including without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in each of the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Company or the Guarantor by any Underwriter expressly for use therein.

Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company and the Guarantor, the directors of either, the officers of either who sign the Registration Statement and each person, if any, who controls the Company or the Guarantor within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company and the Guarantor to each Underwriter, but only with respect to information relating to such Underwriter furnished in writing by such Underwriter expressly for use in each of the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus.

In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 7(a) or (b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing; but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under such Section 7(a) or (b). The indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Underwriters in the case of parties indemnified pursuant to Section 7(a) and by the Company in the case of parties indemnified pursuant to Section 7(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but, if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of such indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

If the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under Section 7(a) or (b) in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor on the one hand and the Underwriters on the other from the offering of the Securities and the Guarantees or (ii) if the allocation provided by subparagraph (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in subparagraph (i) above but also the relative fault of the Company and the Guarantor on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received (by the Company and the Guarantor on the one hand and the Underwriters on the other) in connection with the offering of the Securities and the Guarantees shall be deemed to be in the same proportion as the total net proceeds from the offering of such Securities and Guarantees received by the Company (before deducting expenses) bear to the total underwriting discounts and commissions received by the Underwriters in respect thereof, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and the Guarantor on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantor on the one hand or by the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statements or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 7(d) are several in proportion to their respective underwriting obligations and not joint.

The Company, the Guarantor and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the considerations referred to in Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities and the Guarantees underwritten and distributed to the public by such Underwriter exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Act shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company and the Guarantor in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by any Underwriter or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, the Guarantor or the directors or officers or any person controlling the Company or the Guarantor and (iii) acceptance of any payment for any of the Securities.

The obligations of the Company and the Guarantor under this Section 7 shall be in addition to any liability which the Company or the Guarantor may otherwise have; and the obligations of the Underwriters under this Section 7 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company or the Guarantor.

Anything to the contrary notwithstanding, the indemnity agreement of the Company and the Guarantor in Section 7(a) hereof, the representations and warranties in Sections 2(a), (b), (c), (d) and (e) hereof and any representation or warranty as to the accuracy of the Registration Statement, the Pricing Disclosure Package and the Prospectus contained in any certificate furnished by the Company or the Guarantor pursuant to Section 6 hereof, insofar as they may constitute a basis for indemnification for liabilities (other than by payment of the Company or the Guarantor of expenses incurred or paid in the successful defense of any action, suit or proceeding) arising under the Act, shall not extend to the extent of any interest therein of a controlling person or partner of an Underwriter who is a director, officer or controlling person of the Company or the Guarantor when the Registration Statement has become effective, except in each case to the extent that an interest of such character shall have been determined by a court of appropriate jurisdiction as not against public policy as expressed in the Act. Unless in the opinion of counsel for the Company and the Guarantor the matter has been settled by controlling precedent, the Company and the Guarantor will, if a claim for such indemnification is asserted, submit to a court of appropriate jurisdiction the question of whether such interest is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Substitution of Underwriters.

If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder, the Underwriters may in their discretion arrange for themselves or another party or other parties to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Underwriters do not arrange for the purchase of such Securities, then the Company and the Guarantor shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Underwriters to purchase such Securities on such terms. In the event that, within the respective prescribed periods, the Underwriters notify the Company and the Guarantor that they have so arranged for the purchase of such Securities, or the Company and the Guarantor notify the Underwriters that they have so arranged for the purchase of such Securities, the Underwriters or the Company and the Guarantor shall have the right to postpone the Closing Date for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents or arrangements, and the Company and the Guarantor agree to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the reasonable opinion of the Underwriters may thereby be made necessary. The term “Underwriters” as used in this Agreement shall include any person substituted under this Section 8 with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

If after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters as provided in Section 8(a), the aggregate principal amount of such Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Guarantor and the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities which such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Securities which such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

If after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters as provided in Section 8(a), the aggregate principal amount of Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities or if the Guarantor and the Company shall not exercise the right described in the immediately preceding paragraph to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriters or the Company or the Guarantor, except for the expenses to be borne by the Company, the Guarantor and the Underwriters as provided in Section 9 hereof and the indemnity and contribution agreements in Section 7 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

Fees and Expenses to Survive Delivery. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, each of the Guarantor and the Company covenants and agrees with the several Underwriters that the Company and the Guarantor will pay or cause to be paid the following: (a) the fees, disbursements and expenses of the Guarantor’s and the Company’s counsel and accountants in connection with the preparation, printing and filing of the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, and any Issuer Free Writing Prospectus and the mailing and delivering of copies thereof to the Underwriters and to dealers; (b) the cost of printing or producing this Agreement, the Indenture and any Blue Sky and legal investment memoranda, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (c) all expenses in connection with the qualification of the Securities and the Guarantees for offering and sale under state securities laws as provided in Section 4(d) hereof, including filing fees and the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky and legal investment surveys; (d) any fees charged by securities rating services for rating the Securities; (e) the cost of preparing the Securities; (f) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture, the Securities and the Guarantees; (g) the costs and charges of any transfer agent, registrar or depositary; and (h) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 9. It is understood, however, that, except as provided in this Section 9 and Sections 7 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.

No Fiduciary Relationship. Each of the Company and the Guarantor acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (b) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or the Guarantor, (c) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or the Guarantor with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or the Guarantor on other matters) or any other obligation to the Company or the Guarantor except the obligations expressly set forth in this Agreement and (d) the Company and the Guarantor have consulted their own legal and financial advisors to the extent they deemed appropriate. Each of the Company and the Guarantor agrees that it will not claim that the Underwriters, or any of them, have rendered advisory services of any nature or respect, or owe a fiduciary or similar duty to the Company or the Guarantor, in connection with such transaction or the process leading thereto.

Termination. If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company or the Guarantor to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or the Guarantor shall be unable to perform its obligations under this Agreement, the Company and the Guarantor will reimburse the Underwriters, or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with the Securities.

Notices. All notices or communications hereunder shall be in writing and if sent to you shall be mailed, delivered, telexed or telecopied and confirmed to you at the address set forth for that purpose in Schedule B hereto, or if sent to the Company or the Guarantor, shall be mailed, delivered, telexed, telecopied or telegraphed and confirmed to

Mellon Funding Corporation or Mellon Financial Corporation, as the case may be, One Mellon Bank Center, Pittsburgh, Pennsylvania 15258, Attention: Assistant General Counsel, telecopy number: (412) 234-1813. Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

Parties. This Agreement shall inure solely to the benefit of and be binding upon the Company, the Guarantor and the Underwriters and their respective successors and controlling persons, if any, and no other person will have any right or obligation hereunder.

In all dealings with the Company and the Guarantor under this Agreement, you shall act on behalf of each of the several Underwriters, and any action under this Agreement taken by you or by any one of you designated in Schedule B hereto will be binding upon all the Underwriters.

Entire Agreement. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Guarantor and the Underwriters, or any of them, with respect to the subject matter hereof.

Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Waiver of Jury Trial. The Company, the Guarantor and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

If the foregoing correctly sets forth our agreement please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company, the Guarantor and the several Underwriters. Alternatively, the execution of this Agreement by the Company and the Guarantor and its acceptance by or on behalf of the Underwriters may be evidenced by an exchange of telegraphic or other written communications.

This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

Very truly yours,

MELLON FUNDING CORPORATION

By:	/s/ Leo Y. Au
Name:	Leo Y. Au
Title:	Treasurer

MELLON FINANCIAL CORPORATION

By:	/s/ Michael A. Bryson
Name:	Michael A. Bryson
Title:	Chief Financial Officer

Accepted at
New York, New York as of the date first above written
BEAR, STEARNS & CO. INC.
UBS SECURITIES LLC
BANC OF AMERICA SECURITIES LLC
LEHMAN BROTHERS INC.
BNY CAPITAL MARKETS, INC.
By: BEAR, STEARNS & CO. INC.
By:
Name:
Title:
On behalf of each of the Underwriters

SCHEDULE A

Underwriter	Principal Amount of Fixed Rate Notes	Principal Amount of Floating Rate Notes
Bear, Stearns & Co. Inc.	$68,750,000	$68,750,000

UBS Securities LLC	68,750,000	68,750,000

Banc of America Securities LLC	43,750,000	43,750,000

Lehman Brothers Inc.	43,750,000	43,750,000

BNY Capital Markets, Inc.	25,000,000	25,000,000

Total	$250,000,000	$250,000,000

SCHEDULE B

Filed Pursuant to Rule 433
Dated May 10, 2007
Registration Nos. 333-135919, 333-135919-01, 333-135919-02, 333-135919-03 and 333-135919-04

Mellon Funding Corporation

(Guaranteed by Mellon Financial Corporation)

$250,000,000

5.20% Senior Notes due 2014

Final Term Sheet

Issuer:	Mellon Funding Corporation

Guarantor:	Mellon Financial Corporation

Expected Ratings:	Aa3/A+/AA- (stable/stable/positive)

Title of Securities:	5.20% Senior Notes due 2014

Aggregate Principal Amount:	$250,000,000

Trade Date:	May 10, 2007

Settlement Date:	May 15, 2007 (T+3)

Maturity:	May 15, 2014

Interest Rate:	5.20%

Interest Payment Dates:	Each May 15 and November 15, commencing November 15, 2007

Price to Public:	99.768%

Purchase Price by Underwriters:	99.518%

Re-offer Spread to Benchmark Treasury:	plus 64 basis points

Benchmark Treasury:	4.750% US Treasury due May 15, 2014

Treasury Price:	Par 28+

Benchmark Treasury Yield:	4.60%

Re-offer Yield:	5.24%

Net Proceeds to Issuer:	$248,795,000

CUSIP:	585515 AG4

ISIN:	US585515AG42

Day Count:	30/360

Denominations:	$2,000 and integral multiples of $1,000

Joint Bookrunners (active):	Bear, Stearns & Co. Inc. UBS Securities LLC

Joint Bookrunners (passive):	Banc of America Securities LLC Lehman Brothers Inc.

Co-Manager:	BNY Capital Markets, Inc.

Allocation:	Principal Amount

Bear, Stearns & Co. Inc.	$68,750,000
UBS Securities LLC	$68,750,000
Banc of America Securities LLC	$43,750,000
Lehman Brothers Inc.	$43,750,000
BNY Capital Markets, Inc.	$25,000,000

Total:	$250,000,000

The issuer and the guarantor have filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Bear, Stearns & Co. Inc. toll free at 1-866-803-9204 or UBS Securities LLC toll free at 1-888-722-9555 ext. 1088.

Filed Pursuant to Rule 433
Dated May 10, 2007
Registration Nos. 333-135919, 333-135919-01, 333-135919-02, 333-135919-03 and 333-135919-04

Mellon Funding Corporation

(Guaranteed by Mellon Financial Corporation)

$250,000,000

Floating Rate Senior Notes due 2014

Final Term Sheet

Issuer:	Mellon Funding Corporation

Guarantor:	Mellon Financial Corporation

Expected Ratings:	Aa3/A+/AA- (stable/stable/positive)

Title of Securities:	Floating Rate Senior Notes due 2014

Aggregate Principal Amount:	$250,000,000

Trade Date:	May 10, 2007

Settlement Date:	May 15, 2007 (T+3)

Maturity:	May 15, 2014

Index:	Three-month LIBOR

Margin:	+15 basis points

Discount Margin:	+15 basis points

Interest Reset Period:	Quarterly

Interest Reset Dates:	Each February 15, May 15, August 15 and November 15

Interest Payment Dates:	Each February 15, May 15, August 15 and November 15, commencing August 15, 2007

Interest Determination Dates:	On the second business day prior to each Interest Reset Date

Price to Public:	100%

Purchase Price by Underwriters:	99.75%

Net Proceeds to Issuer:	$249,375,000

CUSIP:	585515 AH2

ISIN:	US585515AH25

Day Count:	Actual/360

Denominations:	$2,000 and integral multiples of $1,000

Joint Bookrunners (active):	Bear, Stearns & Co. Inc. UBS Securities LLC

Joint Bookrunners (passive):	Banc of America Securities LLC Lehman Brothers Inc.

Co-Manager:	BNY Capital Markets, Inc.

Allocation:	Principal Amount

Bear, Stearns & Co. Inc.	$68,750,000
UBS Securities LLC	$68,750,000
Banc of America Securities LLC	$43,750,000
Lehman Brothers Inc.	$43,750,000
BNY Capital Markets, Inc.	$25,000,000

Total:	$250,000,000

The issuer and the guarantor have filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Bear, Stearns & Co. Inc. toll free at 1-866-803-9204 or UBS Securities LLC toll free at 1-888-722-9555 ext. 1088.

SCHEDULE C

(a)	Issuer Free Writing Prospectuses: Final Term Sheets dated May 10, 2007

Other Free Writing Prospectuses: None

(b)	Additional Documents Incorporated by Reference: None

SCHEDULE D

Form of Certificate

Pursuant to Section 6(j) of the Underwriting Agreement

The Bank of New York Company, Inc., a New York corporation, hereby certifies, in connection with the issuance by Mellon Funding Corporation, a Pennsylvania corporation, of $250,000,000 aggregate principal amount of 5.20% Senior Notes due 2014 and $250,000,000 aggregate principal amount of Floating Rate Senior Notes due 2014, unconditionally guaranteed by Mellon Financial Corporation, a Pennsylvania corporation registered as a financial holding company and a bank holding company under the Bank Holding Company Act of 1956, as amended, that its Annual Report on Form 10-K for the year ended December 31, 2006, its Quarterly Report on Form 10-Q for the period ended March 31, 2007 and its Current Reports on Form 8-K, dated January 16, 2007, January 18, 2007, February 28, 2007, April 5, 2007, April 17, 2007 and April 18, 2007 (the “Exchange Act Reports”), when they became effective or were filed with the Securities and Exchange Commission (the “Commission”), as the case may be, conformed in all material respects to the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder, and none of the Exchange Act Reports as of the date of its filing with the Commission contained, and the Exchange Act Reports taken together as of the date of this certificate do not contain, an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

IN WITNESS WHEREOF, The Bank of New York Company, Inc. has caused this certificate to be signed on its behalf as of the 15th day of May, 2007.

THE BANK OF NEW YORK COMPANY, INC.

By:
Name:
Title: